Exhibit 99.1

DATE: November 17, 2008	FINANCIAL CONTACTS:
	Kirk Walters	617-346-7346	kwalter1@sovereignbank.com
	Stacey Weikel	610-320-8428	sweikel@sovereignbank.com
MEDIA CONTACTS:
	Andrew Gully	617-757-5513	agully@sovereignbank.com
	Ellen Molle	617-757-5573	emolle@sovereignbank.com
Exchange Ratio Under Transaction Agreement with Santander
To be Adjusted on Completion of Santander Rights Offering
PHILADELPHIA, PA...Sovereign Bancorp, Inc. (NYSE: SOV) announced today that, upon completion of the rights offering announced by Banco Santander S.A. on November 10, 2008, pursuant to which Santander intends to sell approximately 1.6 billion newly issued Santander ordinary shares pursuant to a rights offering to its shareholders, which will be backstopped on a firm commitment basis, the exchange ratio to be received by Sovereign’s common shareholders pursuant to the Transaction Agreement, dated October 13, 2008, between Sovereign and Banco Santander, S.A. (NYSE: STD) will be adjusted. Sovereign stated that, assuming that the rights offering is completed and 100% of the rights offered in the offering are exercised, Sovereign common shareholders will receive pursuant to the Transaction Agreement 0.3206 Santander American Depository Shares (ADSs) for every one share of Sovereign common stock owned. The adjustment is being made in accordance with the terms of the Transaction Agreement which provides for an exchange ratio of 0.2924 ADSs per share of Sovereign common stock and contemplates adjustments to the exchange ratio for events such as the Santander rights offering.
About Sovereign
Sovereign Bancorp, Inc. is the parent company of Sovereign Bank, a financial institution with principal markets in the Northeastern United States. Sovereign Bank has 750 community banking offices, over 2,300 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. For more information on Sovereign Bank, call 1-877-SOV-BANK.
Additional Information About This Transaction
In connection with the proposed transaction, Santander will file with the Securities and Exchange Commission (SEC) a Registration Statement on Form F-4 that will include a proxy statement of Sovereign that also constitutes a prospectus of Santander. Sovereign will mail the proxy statement/prospectus to its shareholders. Sovereign urges investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov ).

Proxy Solicitation
Santander, Sovereign and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Santander’s executive officers and directors in its annual report on Form 20-F filed with the SEC on June 27, 2008. You can find information about Sovereign’s executive officers and directors in its definitive proxy statement filed with the SEC on March 24, 2008. You can obtain free copies of these documents as described above.
Forward-looking statements
Statements in this press release which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including the results of proposed financing activities. For a discussion of such risks and uncertainties, which could cause actual future events to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in Sovereign Bancorp Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year.